                                  SCHEDULE 14A
                    Information Required in Proxy Statement
                             (Section 240.14a-101)
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            (   )
Filed by a Party other than the Registrant         ( X )
Check the appropriate box:
           (   )  Preliminary Proxy Statement
           ( X )  Definitive Proxy Statement
           (   )  Definitive Additional Materials
           (   )  Soliciting Material Pursuant to Sections 240.14a-11(c) or
                  240.14a-12

                              SAFECO CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                Rod A. Pierson
                     Senior Vice President and Secretary
                   (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

           ( X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(j)(2).
           (   )  $500 per each party to the controversy pursuant to Exchange
                  Act Rule 14a-6(i)(3).
           (   )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

                 1) Title of each class of securities to which transaction applies:

                      not applicable
                      ---------------------------------------------------------
                 2) Aggregate number of securities to which transaction applies:

                      not applicable
                      ---------------------------------------------------------
                 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                      not applicable
                      ---------------------------------------------------------
                 4)   Proposed maximum aggregate value of transaction:

                      not applicable
                      ---------------------------------------------------------

           (   )  Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11 (a)(2) and identify the filing for which for which the offsetting fee was paid previously.
                  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)    Amount Previously Paid:
                                              ---------------------------------
                 2)    Form, Schedule or Registration Statement No.:
                                                                    -----------
                 3)    Filing Party:
                                    -------------------------------------------
                 4)    Date Filed:
                                  ---------------------------------------------

[LOGO]

                               SAFECO CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 4, 1994

                                                         Seattle, March 15, 1994

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") will be held on May 4, 1994, at 11:00 A.M. in the Auditorium, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington, for the following purposes, as set forth in the accompanying proxy statement:

1. To elect one (1) nominee to serve as a director for a two-year term to expire in 1996, and four (4) nominees to serve as directors for three-year terms to expire in 1997.

2. To consider and act upon such other matters as may properly come before the meeting.

The Board of Directors has established the close of business on March 7, 1994, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT, AND SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Your proxy may be revoked by you at any time before it has been voted. You may substitute a representative other than those named in the enclosed proxy if you desire. The individuals named are the present members of the Executive Committee of the Board of Directors.

You are cordially invited to attend the Annual Meeting of Shareholders in person, if it is convenient for you to do so.

                                                    /s/  ROGER H. EISTI
                                                    ---------------------------
                                                    Roger H. Eigsti
                                                    Chairman, CEO and President

March 15, 1994

                               SAFECO CORPORATION

                    SAFECO Plaza, Seattle, Washington 98185

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 4, 1994

This statement is furnished in connection with the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") to be held on May 4, 1994. Shareholders of record at the close of business on March 7, 1994, are entitled to vote at the meeting either in person or by proxy.

Your proxy in the enclosed form is solicited by the Board of Directors of the Corporation. The shares represented by the proxies received will be voted at the meeting.

                      OUTSTANDING SHARES AND VOTE REQUIRED

On March 7, 1994, there were 62,951,381 shares of Common Stock of the Corporation outstanding, all of which will be entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 1994. Each shareholder is entitled to one vote for each share of Common Stock held of record in such person's name on the record date. Under Washington law and the Corporation's Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. Action on any matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast against it. Abstention from voting or nonvoting by brokers will have no effect since such actions do not represent votes cast by shareholders. In any election of directors, the nominees elected are those receiving the greatest number of votes cast by the shares entitled to vote, up to the number of directors to be elected by such shares. Any action other than a vote for a nominee will have the effect of voting against the nominee.

                            SOLICITATION OF PROXIES

The persons named as proxies were selected by the Board of Directors and are the present members of the Executive Committee of the Board. Your proxy may be revoked by you at any time before it has been voted by notifying the Secretary to the Board of Directors, SAFECO Corporation, SAFECO Plaza, Seattle, Washington, 98185, in writing of such revocation. Georgeson & Company Inc., New York City, has been retained to solicit proxies personally or by mail, telephone or telegram through approximately 40 employees at a cost anticipated to be $6,000 plus reasonable out-of-pocket expenses,

                                      --2--
which will be paid by the Corporation. Management does not expect to solicit proxies except through the mail; however, if proxies are not promptly received, salaried employees of the Corporation may solicit proxies from some shareholders personally, by telephone or telegram.

                             ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. At the 1994 Annual Meeting of Shareholders, one nominee will be elected to serve a two-year term until the 1996 Annual Meeting of Shareholders and four nominees will be elected to serve three-year terms until the 1997 Annual Meeting of Shareholders and until their successors are elected and qualified. At its August 4, 1993 meeting, the Board of Directors elected Boh A. Dickey, the Corporation's Executive Vice President and Chief Financial Officer, a director. Unless otherwise stated, each individual described below has served for at least five years in the position indicated. All nominees are presently directors.

                             NOMINEES FOR DIRECTOR

          CLASS I -- TERM EXPIRES AT 1996 ANNUAL SHAREHOLDERS' MEETING

BOH A. DICKEY, 49, is Executive Vice President and Chief Financial Officer of the Corporation and Chairman of the Board of Trustees of the SAFECO mutual funds. Mr. Dickey has been an executive officer of the Corporation since 1982, and a director of the Corporation since 1993. Mr. Dickey is a director of Capital Guaranty Corporation.

         CLASS II -- TERM EXPIRES AT 1997 ANNUAL SHAREHOLDERS' MEETING

ROBERT S. CLINE, 56, is Chairman and Chief Executive Officer of Airborne Freight Corporation, Seattle, Washington, an air freight carrier. Mr. Cline has been a director of the Corporation since 1992 and is a director of Seafirst Corporation and Metricom, Inc.

JOSHUA GREEN III, 57, is Chairman and Chief Executive Officer of the Joshua Green Corporation, Seattle, Washington, commercial properties and investments. Mr. Green has been a director of the Corporation since 1981 and is Chairman of
U. S. Bank of Washington, N.A., and a director of U. S. Bancorp.

WILLIAM G. REED, JR., 55, is Chairman and Chief Executive Officer of Simpson Investment Company, Seattle, Washington, a forest products holding company. Mr. Reed has been a director of the Corporation since 1974 and is a director of Microsoft Corporation and Washington Mutual Savings Bank.

                                      --3--

JUDITH M. RUNSTAD, 49, is a partner of the Seattle law firm of Foster Pepper & Shefelman. Mrs. Runstad has been a director of the Corporation since 1990 and is Deputy Chair and a director of the Federal Reserve Bank of San Francisco.

GEORGE H. WEYERHAEUSER, 67, is Chairman and a director of Weyerhaeuser Company, Tacoma, Washington, a forest products company, and was its Chief Executive Officer from 1966 until his retirement in 1991. Mr. Weyerhaeuser has been a director of the Corporation since 1978 and is a director of The Boeing Company and Chevron Corporation.

                    DIRECTORS WHOSE TERMS EXPIRE AFTER 1994

         CLASS III -- TERM EXPIRES AT 1995 ANNUAL SHAREHOLDERS' MEETING

ROGER H. EIGSTI, 51, is Chairman, Chief Executive Officer and President of the Corporation. Mr. Eigsti has been an executive officer of the Corporation or its subsidiaries since 1980 and a director of the Corporation since 1988. Mr. Eigsti is a director of Washington Mutual Savings Bank.

JOHN W. ELLIS, 65, is Chairman and Chief Executive Officer of The Baseball Club of Seattle, Inc., the owner of the Seattle Mariners baseball team, Seattle, Washington. Mr. Ellis is a director of Puget Sound Power & Light Company and was its Chairman from 1987 to 1993 and its Chief Executive Officer from 1976 to 1992. Mr. Ellis has been a director of the Corporation since 1981 and is a director of Washington Mutual Savings Bank, UTILX Corporation and Associated Electric & Gas Insurance Services, Ltd.

DONALD G. GRAHAM, JR., 70, is Chairman of Fisher Companies Inc., Seattle, Washington, whose primary subsidiaries are engaged in broadcasting, flour milling and real estate ownership and development, and was its Chief Executive Officer from 1974 until his retirement in 1993. Mr. Graham has been a director of the Corporation since 1979.

HAROLD W. HAYNES, 71, is the retired Executive Vice President and Chief Financial Officer of The Boeing Company, Seattle, Washington, an aerospace manufacturer. Mr. Haynes has been a director of the Corporation since 1982 and is a director of Itel Corporation.

HENRY T. SEGERSTROM, 70, is Managing Partner of C. J. Segerstrom & Sons, Costa Mesa, California, a diversified real estate partnership. Mr. Segerstrom has been a director of the Corporation since 1984 and is a director of SCEcorp, Southern California Edison Company, and Urban Shopping Centers, Inc.

                                      --4--

          CLASS I -- TERM EXPIRES AT 1996 ANNUAL SHAREHOLDERS' MEETING

WILLIAM P. GERBERDING, 64, is President of the University of Washington. Dr. Gerberding has been a director of the Corporation since 1981 and is a director of Washington Mutual Savings Bank and a member of the Washington State Executive Board of U S WEST Communications.

CALVERT KNUDSEN, 70, is a director and the retired Chairman and Chief Executive Officer of MacMillan Bloedel, Ltd., Vancouver, British Columbia, a forest products company. Mr. Knudsen has been a director of the Corporation since 1979 and is a director of Cascade Corporation, Penwest Limited, Portland General Corporation and Portland General Electric Co., Seafirst Corporation and Seattle-First National Bank, West Fraser Timber Co., Ltd., and MacDonald Dettwiler & Associates.

TONI REMBE, 57, is a partner of the law firm of Pillsbury, Madison and Sutro, San Francisco, California. Miss Rembe has been a director of the Corporation since 1981 and is a director of Potlatch Corporation, Pacific Telesis Group and American President Companies, Ltd.

PAUL W. SKINNER, 46, is President of Skinner Corporation, Seattle, Washington, an investment company. Mr. Skinner has been a director of the Corporation since 1988 and is a director of The Seattle Times, Seafirst Corporation and Seattle-First National Bank.

                  OWNERSHIP OF THE CORPORATION'S COMMON STOCK

The table below provides information as of February 8, 1994, with regard to the ownership of the Corporation's Common Stock by directors, nominees for director, the Corporation's Chief Executive Officer and other four most highly compensated executive officers, and by all directors, nominees and officers as a group. Total beneficial ownership of the Corporation's outstanding Common Stock is less than one percent in the case of each individual listed below except as follows:
5.81% for Mr. Graham, 2.02% for Mr. Green, and 8.9% for all 20 directors, nominees and officers as a group (including shares subject to stock options which may be exercised within 60 days). The holdings shown in the table do not include 2,357,800 shares held by The SAFECO Employees' Profit Sharing Retirement Plan, as to which the members of the Investment Committee of the Profit Sharing Retirement Plan (Messrs. Cline, Ellis, Gerberding, Haynes, Knudsen, Reed and Skinner) share voting and investment power and certain members of management may be deemed to share investment power by reason of their positions.

                                      --5--

                                            AMOUNT AND NATURE        ACQUIRABLE WITHIN
                NAME                     OF BENEFICIAL OWNERSHIP        60 DAYS (1)
Robert S. Cline                                     1,000                      --
Boh A. Dickey                                      14,171                  18,946
Roger H. Eigsti                                    34,074                  22,006
John W. Ellis                                       4,512                      --
William P. Gerberding                               1,000                      --
Donald G. Graham, Jr.                           3,656,894(2)                   --
Joshua Green III                                1,273,716(3)                   --
Harold W. Haynes                                    3,000                      --
Richard W. Hubbard                                 29,000                   5,188
Calvert Knudsen                                     4,000                      --
Dan D. McLean                                       5,838                      --
William G. Reed, Jr.                              335,898(4)                   --
Toni Rembe                                          2,250                      --
Judith M. Runstad                                   1,000                      --
Henry T. Segerstrom                                 4,000(5)                   --
Paul W. Skinner                                   140,460(6)                   --
George H. Weyerhaeuser                             27,800(7)                   --
Richard E. Zunker                                   6,969(8)                4,628
All directors, nominees and officers
  as a group (20 persons)                       5,547,705                  58,018

- ---------------

(1) Shares which may be purchased within 60 days pursuant to the Corporation's Stock Option Plan or the SAFECO Incentive Plan of 1987.

(2) Includes (i) 2,998,649 shares owned by three corporations of which Mr. Graham is an officer and/or director, 24,863 shares owned by a charitable foundation of which he is a trustee, 54,648 shares owned by a charitable trust of which he is a co-trustee, 11,180 shares owned by a trust estate of which he is a co-trustee, and thereby in each such case shares voting power and investment power with respect to such shares; and (ii) 509,200 shares owned by three decedents' estates of which he is executor and 2,700 shares owned by a trust estate of which he is the sole trustee, and thereby in each such case holds the voting power and investment power with respect to such shares. Mr. Graham disclaims any beneficial interest in any of the shares referred to in this footnote, other than such indirect interest he may have as a stockholder of said three corporations. Mr. Graham's business address is 1525 One Union Square, Seattle, WA 98101.

(3) Includes 1,273,416 shares owned by the Joshua Green Corporation in which Mr. Green has a substantial interest with voting control and investment power.

                                      --6--

(4) Includes (i) 250,347 shares owned by two trusts of which Mr. Reed is a co-trustee and beneficiary, (ii) 3,886 shares owned by Mr. Reed's spouse, and (iii) 73,343 shares owned by Mr. Reed's children.

(5) Owned by a trust of which Mr. Segerstrom is co-trustee.

(6) Includes 129,060 shares owned by Skinner Corporation in which Mr. Skinner has a substantial interest and 9,400 shares owned by trusts of which Mr. Skinner is a trustee. Mr. Skinner disclaims any beneficial interest in the shares owned by the trusts.

(7) Includes 12,600 shares owned by trusts of which Mr. Weyerhaeuser is co-trustee.

(8) Includes 400 shares owned by his spouse.

In addition, INVESCO PLC, 11 Devonshire Square, London EC2M 4YR, England, reported in a Schedule 13G filed with the Securities and Exchange Commission ("SEC") that its subsidiaries had voting power and investment discretion with respect to 3,279,302 shares, or 5.2% of the Corporation's Common Stock, at December 31, 1993. The subsidiaries, investment advisers, hold the shares on behalf of their clients, none of which holds more than 5% of the Corporation's shares.

Under Section 16 of the Securities Exchange Act of 1934, as amended, directors and officers of the Corporation are required to report their holdings of and transactions in the Corporation's stock to the SEC. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 1993 all persons subject to the Section 16 filing requirements with respect to the Corporation filed the required reports on a timely basis.

                            COMMITTEES OF THE BOARD

The Board of Directors of the Corporation presently has these standing committees: Executive, Finance, Audit, Compensation and Nominating. Except for certain fundamental corporate acts reserved to the full Board under Washington law, the Executive Committee has broad authority, when the Board is not in session, to exercise all of the powers of the Board in management of the business of the Corporation. The Finance Committee has general supervision over the investments of and all matters of financing by the Corporation. The Audit Committee recommends independent auditors for selection by the Board of Directors, reviews plans for upcoming audits with such auditors, and, after an audit has been completed, reviews the results of that audit. The Compensation Committee passes upon all salary increases where the proposed salary exceeds $125,000 per year, reviews salary administration policy, administers the Corporation's stock option program, and approves all material changes in employee benefit programs. The Nominating Committee reviews qualifications of candidates for board membership, recommends to the Executive Committee candidates for membership on the Board and the annual slate of nominees for director, and recommends to the Board criteria for board membership, composition of the Board, tenure of directors and fees to be paid to directors. The Nominating Committee will consider persons for board

                                      --7--
membership recommended by shareholders. Recommendations supported by a description of such persons' background and experience and written consents of such persons to serve should be addressed to the Secretary to the Board of Directors, SAFECO Corporation, SAFECO Plaza, Seattle, Washington 98185. This information must be received by November 15, 1994, for such persons to be considered for nomination by the Board for election at next year's annual meeting of shareholders.

During 1993 the Compensation Committee held five meetings, the Board, Executive and Finance Committees each held four meetings, the Audit Committee held three meetings, and the Nominating Committee met once. All directors, other than Ms. Runstad, attended at least 75% of the Board and committee meetings they were eligible to attend. The present members of each committee are:

  COMMITTEE                                     MEMBERS
Executive       Messrs. Eigsti (Chairman), Ellis, Graham, Green and Weyerhaeuser.
Finance         Messrs. Cline, Dickey, Eigsti, Ellis (Chairman), Gerberding, Haynes,
                Knudsen, Reed and Skinner.
Compensation    Messrs. Cline, Ellis, Haynes, Reed, Weyerhaeuser (Chairman) and Miss
                Rembe.
Audit           Messrs. Gerberding, Graham (Chairman), Green and Mrs. Runstad.
Nominating      Messrs. Ellis, Green (Chairman) and Reed.

                     COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

Directors of the Corporation, except those who are also employees, receive fees for their services as directors. The director fees are: an annual retainer of $20,000, a $1,200 fee for attendance at any Board meeting, and a $1,000 fee for attendance at any committee meeting. In addition, the Chairman of the Finance Committee receives an annual retainer of $5,000 and a $1,000 fee for attendance at any meeting of the management investment committee. Directors are also reimbursed for reasonable travel expenses.

ANNUAL REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors ("Committee") is comprised of six directors none of whom has been or is an employee of the Corporation and all of whom qualify as disinterested persons for purposes of administering the Corporation's stock option program under Section 16 of the Securities Exchange Act of 1934. The Committee is responsible for reviewing the Corporation's salary administration policy, approving salaries which are greater than $125,000, administering the Corporation's stock option program, and approving changes to the Corporation's employee benefit plans. The members of the Committee, which met five times during 1993, are George H. Weyerhaeuser, Chairman, Robert S. Cline, John W. Ellis, Harold W. Haynes, William G. Reed, Jr., and Toni Rembe.

                                      --8--

APPROACH TO COMPENSATION

This report discusses the compensation policies applicable to the Corporation's executive officers, including the Chief Executive Officer and four other most highly compensated executives ("Named Executive Officers"). With the exception of stock options and restricted stock rights, all major compensation and retirement plans apply equally to all employees of the Corporation's property and casualty, life, credit and asset management subsidiaries ("Employees"). The Corporation's compensation policies and plans are intended to:

     1. Attract and retain high-caliber personnel on a long-term basis.

     2. Encourage the creation of shareholder value.

     3. Link compensation to business results and shareholders' returns over time.

     4. Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

ELEMENTS OF COMPENSATION

The following are the basic elements of compensation for executive officers of the Corporation:

     SALARY: Salaries are administered on an individual, subjective basis for all Employees, including executive officers. With respect to compensation paid to executive officers the Committee regularly reviews information concerning compensation practices and levels of other companies. Salaries of executive officers are not, however, targeted for any specific level relative to salaries paid by other companies.

     BONUS: An annual bonus plan applies to all Employees with at least one year of service. A cash bonus of up to 10% of annual salary is paid to each Employee who has at least three years of service. An annual bonus pool is established for all eligible Employees according to a formula based on the Corporation's pre-tax results. Under the formula, the bonus pool consists of 10% of the sum of the following pre-tax items: the underwriting results for the property and casualty subsidiaries; the operating results for the life subsidiaries, SAFECO Credit Company and the Corporation's asset management subsidiaries; and 20% of the investment income of the property and casualty subsidiaries.

     The percentage of salary paid as a bonus to all Employees with three years of service, including the Named Executive Officers, for 1993, 1992 and 1991 was 10%, 10%, and 5.77%, respectively.

     STOCK OPTION PROGRAM: A shareholder-approved stock option program has been an element of compensation since the early 1960s. The purpose of the program is to induce selected, key employees of the Corporation and its subsidiaries to remain employed with the Corporation, to participate in the ownership of the Corporation, to advance the interests of the Corporation and to increase the value of the Corporation's Common Stock.

                                      --9--

     Most recently the shareholders approved the SAFECO Incentive Plan of 1987 ("Plan"). Under the Plan the Committee in its sole discretion may grant to selected, key employees of the Corporation and its subsidiaries stock options and restricted stock rights ("RSRs") in amounts and on terms consistent with the Plan.

     Grants of stock options and RSRs are made on an individual basis. The Committee makes a subjective judgment in connection with each grant and considers the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of the Corporation's Common Stock, the performance of the Common Stock over time and, for all individuals other than the chief executive officer, the recommendation of the chief executive officer.

     Stock options are awarded at the closing market price of the Common Stock on the grant date and typically vest in 25% increments on the second, third, fourth and fifth anniversary of the grant date. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

     RSRs entitle the holder to receive a specified number of shares of Common Stock or cash equal to the closing market price of such shares on the vesting date. RSRs typically vest and are settled in 25% increments on the first, second, third and fourth anniversary of the grant date. Holders of RSRs are paid amounts equivalent to the dividends which would be paid on the same number of shares of the Common Stock.

     Under the stock option program, as of December 31, 1993, there were 141 participants; outstanding options to purchase an aggregate of 914,231 shares of Common Stock; outstanding RSRs entitling the holders to receive an aggregate of 44,418 shares of Common Stock; and 1,224,179 shares of Common Stock available for additional options and RSRs.

     RETIREMENT PROGRAM: Three basic tax-qualified plans comprise the Corporation's retirement program and are available on the same basis to all
     Employees: the Savings Plan, the Profit-Sharing Plan and the Cash Balance Plan. In addition, there are two supplemental retirement plans to provide for benefits which cannot be included in the tax-qualified plans. These plans are described in more detail elsewhere in this proxy statement. Since the Corporation's Common Stock constitutes 33% of the assets of the Profit-Sharing Plan at December 31, 1993, all participants in the Plan have a significant, indirect ownership in the Corporation and an additional incentive to advance its interests and to increase the value of its Common Stock.

     OTHER EMPLOYEE BENEFITS: The Corporation offers other benefit plans (e.g., vacation; sick leave; medical, disability, life and accident insurance) to executive officers on the same basis as offered to all Employees. In addition, certain benefits, e.g., payment for annual medical exams and club dues, are provided by the Corporation to some executives, including the Named Executive Officers.

                                     --10--

CONSIDERATIONS IN CONNECTION WITH COMPENSATION LEVELS

CORPORATE PERFORMANCE.

The directors regularly review the Corporation's performance and the degree to which investment returns have been generated for shareholders. This includes review of customary financial measures with respect to the Corporation, e.g., compounded annual return to shareholders, the Corporation's Common Stock price and the common stock prices of comparable companies, the combined ratio of the Corporation's property and casualty subsidiaries and the combined ratios of competitors, the revenue and premium growth of the Corporation's operating subsidiaries, financial strength and asset management, and consideration of the ratings assigned to the Corporation, its subsidiaries or securities by A.M. Best Insurance Services, Standard & Poor's Corporation and Moody's Investors Service, Inc.

The directors annually review graphs that compare the cumulative total return to shareholders of the Corporation with the Standard & Poor's 500 and a peer group comprised of the Standard & Poor's Property-Casualty and Multi-Line Insurance Indices on a five-and ten-year basis. These graphs are set forth below. The ten-year period graph is included as its time period may more adequately reflect returns for the long-term shareholder and option holder. Dividend reinvestment has been assumed and the returns of each company have been weighted to reflect relative stock market capitalization.

                                     --11--

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     AMONG SAFECO, S&P 500, AND PEER INDEX*

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                SAFECO          S&P 500       PEER INDEX*
1988                                       100             100             100
1989                                       169             132             142
1990                                       149             128             122
1991                                       229             167             157
1992                                       277             179             181
1993                                       274             197             194

* Comprised of the 10 Companies in the S&P Property-Casualty (excluding SAFECO) and S&P Multi-Line Insurance Indices which are as follows:

           P&C Companies: Chubb, GenRe, St. Paul, USF&G, and Continental

           Multi-Line Companies: Aetna, Cigna, CNA, Travelers, and AIG

                                     --12--

                 COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                     AMONG SAFECO, S&P 500, AND PEER INDEX*

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                SAFECO          S&P 500       PEER INDEX*
1983                                       100             100             100
1984                                       124             106             112
1985                                       181             140             174
1986                                       216             166             181
1987                                       230             174             169
1988                                       206             203             182
1989                                       349             268             258
1990                                       307             260             222
1991                                       472             339             288
1992                                       571             364             328
1993                                       586             401             353

* Comprised of the 10 Companies in the S&P Property-Casualty (excluding SAFECO) and S&P Multi-Line Insurance Indices which are as follows:

          P&C Companies: Chubb, GenRe, St. Paul, USF&G and Continental

          Multi-Line Companies: Aetna, Cigna, CNA, Travelers, and AIG

                                     --13--

The financial integrity and stability of the Corporation and its subsidiaries are of critical importance. One measure of these are the following claims-paying ratings given by independent rating services.

                    INSURANCE RATINGS: CLAIMS-PAYING ABILITY

                                                 S&P     MOODY'S     A. M. BEST
        Property/Casualty Subsidiaries           AAA       Aa1          A++
        Life Subsidiaries                        AA        Aa2          A+

INDIVIDUAL PERFORMANCE

In connection with compensation for individual executive officers, the Committee consults with the Chief Executive Officer and exercises its subjective judgment in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Corporation's objectives. In addition in connection with the award of a stock option or RSR, the Committee considers the amount and terms of any previous award, the current price of the Corporation's Common Stock and the performance of the Common Stock over time.

The Committee regularly reviews information regarding compensation practices and levels of competitors of the Corporation and its operating subsidiaries as well as non-competing companies of a similar size to the Corporation or its operating subsidiaries. Detailed compensation information is obtained from the proxy statements of publicly-held companies. In addition, the Committee reviews compensation information compiled by two independent consulting firms as well as that collected by the Corporation's Personnel Department.

The purpose of this review is to confirm that the Committee's approach to compensation continues to be appropriate given the Corporation's lines of business, size and culture and the geographic location of the Corporation's executive officers. The Committee does not engage in this review for the purpose of targeting any element of compensation, including salaries, paid to the Corporation's executive officers at, below or above the median paid by any other company or group of companies.

CONSIDERATIONS IN CONNECTION WITH MR. EIGSTI'S COMPENSATION

The Committee made subjective judgments with respect to Mr. Eigsti's 1993 salary and awards of stock options and RSRs. With respect to Mr. Eigsti's salary and awards of stock options the Committee took into account the fact that Mr. Eigsti assumed the position of Chairman of the Board of Directors on May 5, 1993 in addition to being president and chief executive officer of the Corporation, as well as both historical and competitive compensation levels for his responsibilities.

                                     --14--

The calculations of the annual bonus and contributions or accruals with respect to the Corporation's retirement plans are made pursuant to the terms of those plans which apply to all Employees. Consequently, the Committee does not separately determine the amount or the payment of any such bonus, contribution or accrual for Mr. Eigsti or any other executive officer.

ADDITIONAL INFORMATION

The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

Under the Omnibus Budget Reconciliation Act of 1993, beginning in 1994 the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly-paid officers of publicly-held companies is subject to a limit of $1 million per employee. The Committee is aware of the limit but is not obligated to approve only compensation that falls within the limit.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report is submitted over the names of the members of the Compensation
Committee:

GEORGE H. WEYERHAEUSER, CHAIRMAN
ROBERT S. CLINE
JOHN W. ELLIS
HAROLD W. HAYNES
WILLIAM G. REED, JR.
TONI REMBE

                                     --15--

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The amount of all compensation paid to the Named Executive Officers for services in all capacities to the Corporation and its subsidiaries during the past three years is stated below.

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
       NAME AND                        ANNUAL               COMPENSATION          ALL OTHER
  PRINCIPAL POSITION     YEAR       COMPENSATION               AWARDS            COMPENSATION

                                                                    SECURITIES
                                                       RESTRICTED   UNDERLYING
                                                         STOCK       OPTIONS/
                                 SALARY    BONUS (4)   AWARDS (5)      SARS
                                  ($)         ($)         ($)          (#)           ($)
R. H. Eigsti             1993   $516,667    $51,667     $228,600      15,000       $ 90,427(6)
Chairman, Chief          1992    450,000     45,000      186,500      15,000         62,737
Executive Officer &      1991    336,667     19,422      129,200       8,500         39,977
President (1)
B. A. Dickey             1993    326,667     32,667      152,400      10,000         56,923(7)
Executive V.P. & Chief   1992    300,000     30,000      125,888      10,000         41,864
Financial Officer (2)    1991    235,000     13,577       98,800       5,800         28,350
R. W. Hubbard            1993    233,333     23,333       25,400           0         40,463(8)
Senior V.P. & Treasurer  1992    216,667     21,667       48,956           0         29,827
                         1991    198,333     11,442       53,200           0         23,897
D. D. McLean             1993    225,000     22,500       88,900       5,000         38,995(9)
President of the         1992    180,000     18,000       41,963       5,000         24,645
Corporation's Property   1991    161,167      9,327       34,200           0         19,413
& Casualty
Subsidiaries (3)
R. E. Zunker             1993    214,583     21,458       88,900       5,000         37,157(10)
President of the         1992    200,000     20,000       83,925       4,500         27,383
Corporation's Life       1991    180,000     10,384       83,600       4,500         21,688
Subsidiaries

- ---------------

 (1) Mr. Eigsti became Chief Executive Officer of the Corporation on January 1, 1992, and Chairman of the Board of Directors of the Corporation on May 5, 1993.

 (2) Mr. Dickey became Executive Vice President of the Corporation on January 1, 1992, and a director of the Corporation on August 4, 1993.

                                     --16--

 (3) Mr. McLean became President of the Corporation's property & casualty subsidiaries on January 1, 1993.

 (4) A cash bonus of up to 10% of annual salary is paid to each employee of the insurance, credit and asset management operations who has at least three years of service when the pre-tax results from such operations support such a bonus. The percent of salary paid as a bonus for 1993, 1992 and 1991 was 10%, 10% and 5.77%, respectively.

 (5) Restricted stock rights (RSRs) are awarded under the Corporation's stock option program and entitle an employee who remains continuously employed by the Corporation or its subsidiaries for a stated number of years to receive a specified number of shares of Common Stock or cash equal to the fair market value of such shares on the settlement date. Holders of RSRs are entitled to receive an amount equivalent to the dividends which would be paid on an equivalent number of shares of the Common Stock. The dollar amounts in this column are determined by multiplying the number of shares covered by an RSR by the closing market price of the Common Stock on the grant date.

      In 1993 the Corporation awarded RSRs to the named executives in the following amounts: 3,600 for Mr. Eigsti, 2,400 for Mr. Dickey, 400 for Mr. Hubbard, 1,400 for Mr. McLean, and 1,400 for Mr. Zunker. Each award was made on February 3 and, with the exception of Mr. Hubbard's award, will vest and be settled in 25% installments on the first, second, third and fourth anniversary dates of the award. In Mr. Hubbard's case, 100% of the award will vest on the first anniversary date of the award.

      The following are the total number of RSRs held by the named executives and the total value of such holding at December 31, 1993: for Mr. Eigsti, 9,175 RSRs with a value of $504,625; for Mr. Dickey, 6,425 RSRs with a value of $353,375; for Mr. Hubbard, 2,313 RSRs with a value of $127,215; for Mr. McLean 2,850 RSRs with a value of $156,750; and for Mr. Zunker, 4,375 RSRs with a value of $240,625.

 (6) Includes net contributions to the Corporation's Profit-Sharing Plan of $5,734; net contributions to the Corporation's Savings Plan of $9,434; and allocations to non-qualified plans of $64,026 with respect to the Profit-Sharing Plan and $11,233 with respect to the Savings Plan for amounts which may not be contributed to the qualified plans because of limitations imposed by the Internal Revenue Code of 1986, as amended, ("Non-Qualified Allocations").

 (7) Includes net contributions to the Corporation's Profit-Sharing Plan of $5,734 and Savings Plan of $9,434; and Non-Qualified Allocations of $38,122 with respect to the Profit-Sharing Plan and $3,633 with respect to the Savings Plan.

 (8) Includes net contributions to the Corporation's Profit-Sharing Plan of $5,984 and Savings Plan of $9,333; and Non-Qualified Allocations of $25,146 with respect to the Profit-Sharing Plan.

                                     --17--

 (9) Includes net contributions to the Corporation's Profit-Sharing Plan of $6,818 and Savings Plan of $9,000; and Non-Qualified Allocations of $23,177 with respect to the Profit-Sharing Plan.

(10) Includes net contributions to the Corporation's Profit-Sharing Plan of $7,859 and Savings Plan of $8,583; and Non-Qualified Allocations of $20,715 with respect to the Profit-Sharing Plan.

STOCK OPTION AWARDS

Information concerning grants of stock options to the Named Executive Officers during 1993 is stated below. Under regulations of the Securities and Exchange Commission the assumed rates of appreciation of 5% and 10% are required to be used. These assumed appreciation rates are not based on the historic performance of the Corporation's Common Stock or any other stock or stock index. Any appreciation in the value of the stated stock options will occur only if the Common Stock increases in value. Changes in the market price of the Common Stock are dependent on the future performance of the Corporation as well as overall stock market performance. There can be no assurance that the amounts or rates of appreciation stated in the following table will be achieved.

Were one to apply the assumed rates of appreciation to the Common Stock of the Corporation for the same ten-year period as required for options in the following table, market capitalization would increase from $3.0 billion to $4.9 billion at the 5% rate and to $7.8 billion at the 10% rate. In addition, a shareholder, unlike an option holder, would receive dividends paid by the Corporation during that ten-year period.

                             OPTION GRANTS IN 1993

                                                                                      POTENTIAL REALIZABLE
                     NUMBER OF                                                       VALUE AT ASSUMED ANNUAL
                     SECURITIES       PERCENT OF                                      RATES OF STOCK PRICE
                     UNDERLYING      TOTAL OPTIONS                                   APPRECIATION FOR OPTION
                      OPTIONS         GRANTED TO        EXERCISE                              TERM
                    GRANTED (1)      EMPLOYEES IN      PRICE (2)      EXPIRATION      5% (3)       10% (4)
      NAME              (#)           FISCAL YEAR        ($/SH)          DATE          ($)           ($)
R. H. Eigsti           15,000            10.90%          $56.50        05/05/03      $532,989     $1,350,696
B. A. Dickey           10,000             7.27%           56.50        05/05/03       355,326        900,464
R. W. Hubbard               0               N/A             N/A             N/A           N/A            N/A
D. D. McLean            5,000             3.63%           56.50        12/31/00       123,773        292,123
R. E. Zunker            5,000             3.63%           56.50        05/05/03       177,663        450,232

- ---------------

(1) Options to purchase the Corporation's Common Stock. No stock appreciation rights were granted to any person named in this table. The grant date for each option is May 5, 1993. For each option

                                     --18--
    granted, 25% of the shares subject to this option become exercisable on the second, third, fourth and fifth anniversary date of the option grant, so long as employment with the Corporation or its subsidiaries continues. In addition, the options (other than Mr. Zunker's options) are subject to accelerated vesting in the event of a "change in control" of the Corporation. Under the change in control provisions, to the extent not already exercisable, options that have been outstanding for at least one year will become exercisable in the event that (i) any person acquires beneficial ownership of 25% or more of the Corporation's Common Stock or
    (ii) the Corporation's shareholders approve a plan of liquidation or a merger, consolidation, sale or other disposition of substantially all of the Corporation's assets.

(2) The exercise price may be paid to the Corporation in cash, in shares of the Corporation's Common Stock valued at fair market value on the date of exercise, or in part cash and part stock. In addition, optionees may finance the exercise price of an option through a subsidiary of the Corporation. The interest rate on such loans fluctuates quarterly and is equal to the most recently published applicable federal rate determined pursuant to Section 1274(d) of the Code.

(3) This rate of appreciation produces an ending market price of $92.00 per share on May 4, 2003.

(4) This rate of appreciation produces an ending market price of $146.50 per share on May 4, 2003.

STOCK OPTION EXERCISES

Information concerning exercises of stock options during 1993 by the Named Executive Officers and the value of their unexercised options and stock appreciation rights at December 31, 1993 is stated below:

                      AGGREGATED OPTION EXERCISES IN 1993
                   AND OPTION/SAR VALUES AT DECEMBER 31, 1993

                 NUMBER OF                                               VALUE OF UNEXERCISED
                  SHARES                   SECURITIES UNDERLYING             IN-THE-MONEY
                 ACQUIRED                UNEXERCISED OPTIONS/SARS           OPTIONS/SARS AT
                    ON        VALUE        AT DECEMBER 31, 1993          DECEMBER 31, 1993 (1)
                 EXERCISE    REALIZED   EXERCISABLE/ UNEXERCISABLE    EXERCISABLE/ UNEXERCISABLE
NAME                (#)        ($)          (#)           (#)             ($)           ($)
R. H. Eigsti       6,855     $249,992      22,006        42,299         $559,064      $333,166
B. A. Dickey       2,500      112,031      18,946        30,654          499,159       286,535
R. W. Hubbard      8,950      301,412       5,188         2,962          128,282        62,943
D. D. McLean       2,375       65,328           0        12,500                0        88,750
R. E. Zunker           0            0       4,628        17,922          101,767       202,077

- ---------------

(1) Based on $55.00, the last sale price of the Corporation's Common Stock on December 31, 1993.

                                     --19--

RETIREMENT PROGRAM

The Corporation's retirement program is comprised of three plans which qualify for favorable tax treatment under the Internal Revenue Code of 1986, as amended ("Code"), and two non-qualified supplemental plans. The three qualified plans are: The SAFECO Employees' Cash Balance Plan ("Cash Balance Plan"), The SAFECO Employees' Profit Sharing Retirement Plan ("Profit-Sharing Plan") and The SAFECO Employees' Savings Plan ("Savings Plan"). The two non-qualified plans are the SAFECO Employees' Supplemental Retirement Plan A and the SAFECO Employees' Supplemental Retirement Plan B ("Supplemental Plan A" and "Supplemental Plan B," respectively). The two non-qualified plans are designed to allocate to employees amounts not eligible for contribution under the qualified plans because of limitations imposed by the Code. All Employees are eligible to participate in the plans.

The Profit-Sharing Plan and the Savings Plan are defined contribution plans while the Cash Balance Plan is a defined benefit plan. With respect to the Cash Balance and Profit-Sharing Plans, annually 5% of the Corporation's net profits, as defined in those plans, is set aside and credited or contributed as follows:
The Cash Balance Plan is credited with an amount equal to 3% of the annual compensation of participating employees plus 5% interest on the cumulative amount credited for prior years (together, the "Accrued Benefit"). An additional accrual percentage, as defined in the Cash Balance Plan, is credited for non-highly compensated employees who were age 50 or older and had at least 15 years of service on January 1, 1989. The additional accrual percentage terminates after 1993 or on termination of employment, if earlier. The portion of the Accrued Benefit in excess of limitations imposed under Sections 401(a)(17) and 401(a)(26) of the Code is accrued in Supplemental Plan B.

The estimated annual benefits payable upon normal retirement to the Named Executive Officers from the Cash Balance Plan and corresponding portion of Supplemental Plan B are as follows: $34,896 for Mr. Eigsti, $27,855 for Mr. Dickey, $4,814 for Mr. Hubbard, $8,428 for Mr. McLean, and $9,547 for Mr. Zunker.

The balance of the 5% of net profits remaining (after crediting the Cash Balance Plan with 3% of the participating employees' annual compensation) is contributed to the Profit-Sharing Plan, up to a maximum of 12% of participants' compensation, and allocated among participants based on their relative compensation for the year. The portions of the Profit-Sharing contribution in excess of limitations imposed under Sections 415 and 401(a)(17) of the Code are credited to participants' accounts in Supplemental Plan A and Supplemental Plan B, respectively.

The Savings Plan is funded by voluntary employee contributions not to exceed 6% of compensation and contributions by the Corporation of 66 2/3% of the employee contributions. The portion of the employer contributions to the Savings Plan in excess of limitations imposed under Section 401(a)(17) of the Code is credited to the participants' accounts in Supplemental Plan B.

                                     --20--

                          CHANGE IN CONTROL AGREEMENTS

Messrs. Eigsti, Dickey, Hubbard and Zunker are among several officers of the Corporation or its subsidiaries who have agreements which provide for payments to them under certain circumstances following a change in control of the Corporation (as defined in the agreements). Under the agreements for Messrs. Eigsti, Dickey and Hubbard, should the officer in question be discharged without cause, or be demoted or given other good reason to resign following a change in control, the agreements call for a lump sum payment of up to three times annual salary and three years' continuation of life and health insurance in addition to payment for accrued vacation and sick leave, amounts allocated but not yet paid under the Corporation's bonus plan, and payment of certain retirement benefits. In Mr. Zunker's case, the amount of the lump sum payment is the lesser of three times annual salary or 2.99 times his average annual compensation (salary and bonus) during the five years immediately preceding the change in control.

In addition, the stock options awarded to Messrs. Eigsti, Dickey, Hubbard, McLean and certain other key employees of the Corporation under the Corporation's stock option program provide that following a change in control of the Corporation (as defined in the stock option plan), there will be 100% vesting of options and stock appreciation rights which have been held for at least one year.

                              CERTAIN TRANSACTIONS

The Corporation and its subsidiaries have transactions in the ordinary course of business with other business entities of which certain of the Corporation's directors and nominees for director are executive officers, partners or shareholders. During the period January 1, 1993 to December 31, 1993 ("Covered Period") the following directors and nominees for director of the Corporation were executive officers or ten percent or more shareholders of the following companies which (directly or through affiliates) engaged in insurance transactions with subsidiaries of the Corporation in which the amount involved exceeded $60,000: Callison's, Inc. -- Mr. Knudsen, Fisher Companies -- Mr. Graham, Joshua Green Corporation -- Mr. Green, and The Ostrom Company -- Mr. Knudsen. All such transactions were in the ordinary course of business of the Corporation's subsidiaries.

Mrs. Runstad, a director of the Corporation, is a partner of the Seattle law firm of Foster Pepper & Shefelman, which received fees for legal services provided to the Corporation and its subsidiaries during the Covered Period.

Mr. Green, a director of the Corporation, is Chairman of U. S. Bank of Washington, N.A. During the Covered Period a direct subsidiary of the Corporation had a line of credit with U. S. Bank of Washington in the amount of $20,000,000. The subsidiary did not borrow under such line during the Covered Period, nor did it pay any loan fees or interest. The balance due under such line at February 8, 1994 was zero.

                                     --21--

During the Covered Period, a subsidiary of the Corporation had an equipment lease with South Coast Plaza Expansion, a California limited partnership in which Mr. Segerstrom and members of his family have a material interest. A total of $13,352 in lease payments were received by the subsidiary during the Covered Period. The lease balance at February 8, 1994 was $50,069.

The terms of all such transactions were as fair to the Corporation and its subsidiaries as could have been obtained from other sources.

A subsidiary of the Corporation extends credit to optionees under the Corporation's stock option program at a rate, adjusted quarterly, equal to the applicable federal rate determined pursuant to Section 1274(d) of the Code. During the Covered Period the greatest amounts outstanding on such loans were $140,857 for Mr. McLean, and a total of $213,636 for all executive officers as a group. On February 8, 1994, the outstanding amounts were $112,215 for Mr. McLean and $203,114 for all executive officers as a group.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors during 1993 were George H. Weyerhaeuser, Chairman, Robert S. Cline, John W. Ellis, Harold W. Haynes, William G. Reed, Jr., and Toni Rembe.

Mr. Ellis is Chairman of The Baseball Club of Seattle, Inc., the owner of the Seattle Mariners baseball team. During 1993, subsidiaries of the Corporation sponsored a baseball night for employees and purchased Mariners season tickets at an aggregate cost of $84,000. Continued sponsorship and the purchase of season tickets is planned for 1994.

Mr. Cline is Chairman and Chief Executive Officer of Airborne Freight Corporation, to which subsidiaries of the Corporation paid fees totaling $447,000 for air freight delivery services in 1993.

The terms of all such transactions were as fair to the Corporation and its subsidiaries as could have been obtained from other sources.

                                    AUDITING

Ernst & Young, the Corporation's independent auditors since 1987, has been selected by the Audit Committee to be the auditors for the current year, subject to the approval of the Board at its meeting on May 4, 1994. A representative of Ernst & Young is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                                     --22--

                     SHAREHOLDER NOMINATIONS AND PROPOSALS

The Corporation's Bylaws require that shareholder nominations of persons for election to the Board of Directors be received by the Secretary of the Board of Directors of the Corporation at SAFECO Plaza, Seattle, Washington 98185, not later than 10 days after the day public disclosure of the meeting date is made or notice of the meeting is mailed to shareholders, whichever first occurs. Therefore, notices of persons to be considered for election at the 1994 meeting will be timely if received by March 25. The notice must contain the name, address, telephone number, and number of shares of the Corporation's Common Stock owned by the nominating shareholder and the information relating to each nominee required with respect to nominees for director under the federal proxy solicitation rules. The notice of nomination must be accompanied by each nominee's written consent to being a nominee and statement of intention to serve as a director if elected.

The Corporation's Bylaws further provide that for business to be properly brought before the annual meeting by a shareholder, the shareholder must file a written notice of intention to bring such business with the Secretary of the Corporation at SAFECO Plaza, Seattle, Washington 98185, within the time frame described above. Therefore, notices of business to be brought at the 1994 meeting must be received by March 25. The notice must contain the name, address, telephone number and number of shares of the Corporation's Common Stock owned by the shareholder intending to bring such business before the meeting, a description of the business and reasons for conducting it at the annual meeting, and any material interest of the shareholder in such business.

Under the federal proxy solicitation rules, in connection with preparation of proxy material for the 1995 annual meeting of shareholders, any proposal submitted by a shareholder for such meeting must be received by the Corporation by November 15, 1994.

                                 OTHER MATTERS

THE CORPORATION FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE CORPORATION'S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO ROD A. PIERSON, SENIOR VICE PRESIDENT AND SECRETARY, SAFECO CORPORATION, SAFECO PLAZA, SEATTLE, WASHINGTON 98185.

                                     --23--

The Board is not aware of any other matters to be presented for action at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment.

All shares represented by the enclosed proxy, if returned prior to the meeting, will be voted in the manner specified by the shareholder. If neither a specific instruction is given nor authority withheld, the proxy will be voted for the nominees set forth in this Proxy Statement.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO VOTE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.



Dated: March 15, 1994                            Roger H. Eigsti
       Seattle, Washington                       Chairman, CEO & President


                                     --24--

                              SAFECO CORPORATION
    Proxy Solicited on Behalf of the Board of Directors of the Corporation
                    for the Annual Meeting of Shareholders
                                 May 4, 1994


The undersigned hereby appoints Roger H. Eigsti, John W. Ellis, Donald G. Graham, Jr., Joshua Green III and George Weyerhaeuser, each with full power of substitution, as the true and lawful attorneys, agents and proxies for the undersigned, to attend the annual meeting of shareholders of SAFECO Corporation to be held at the SAFECO Auditorium, SAFECO Plaza, Seattle, Washington, at 11:00 a.m. on May 4, 1994, or any adjournment thereof, and to represent and vote all of the shares the undersigned would be entitled to vote if personally present in the transaction of such business as may be properly come before the meeting.



                              CHANGE OF ADDRESS

            -----------------------------------------------------

            -----------------------------------------------------

            -----------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

                               SEE REVERSE SIDE



[X] Please mark your votes as in this example

1. Election of Directors.     For [ ]  Withheld [ ]
                              Nominees: Robert S. Cline
                                        Boh A. Dickey
                                        Joshua Green III
                                        William G. Reed, Jr.
                                        Judith M. Runstad
                                        George H. Weyerhaeuser
For, except vote withheld from the following nominee(s):

________________________________________________________

                                                        [ ] Change of Address
                                                            on Reverse Side
                        This proxy when properly executed will be voted in the manner directed herein. In the event that no designation (i.e., "For," "Withheld," "Against," "Abstain") is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates "For" Item 1. The proxies will vote in their discretion on any other matters properly coming before the meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

SIGNATURE(S)______________________________________ DATE_________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.